                                                                    EXHIBIT 4(p)

                FORM OF TEMPORARY GLOBAL FIXED RATE BEARER NOTE
                    Temporary Global Fixed Rate Bearer Note

                     GENERAL ELECTRIC CAPITAL CORPORATION


BEARER                                                                  BEARER
No. TGFX                                                                 [  ]/1/
                                                                         [  ]/2/


[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY]/3/ ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. GENERAL ELECTRIC CAPITAL CORPORATION IS NOT AN AUTHORIZED INSTITUTION UNDER THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS NOT BEEN GUARANTEED.]/4/

THIS SECURITY IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, REPRESENTING (AND EXCHANGEABLE FOR) DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES. IF SO PROVIDED HEREIN, THIS GLOBAL NOTE MAY ALSO BE EXCHANGED DIRECTLY FOR DEFINITIVE BEARER NOTES OR DEFINITIVE REGISTERED NOTES. THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE OR FOR DEFINITIVE NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

____________________________
/1/  Insert Principal Amount.

/2/  Insert Optional Payment Amount if the Note has a dual-currency feature.

/3/ Please delete as appropriate. Include "commercial paper" if Notes must be redeemed before the first anniversary. Include "shorter" if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include "longer" if Notes may not be redeemed before their third anniversary.

/4/ This legend to appear on all Notes (whether denominated in Sterling or otherwise) in respect of which the issue proceeds are accepted by the Issuer in the United Kingdom.

                     GENERAL ELECTRIC CAPITAL CORPORATION
                             EURO MEDIUM-TERM NOTE

                                 (Fixed Rate)

                                    SERIES:

COMMON                     INITIAL REDEMPTION DATE:           SPECIFIED (FACE AMOUNT)              DETERMINATION AGENT:
CODE:                                                         CURRENCY:

                           INITIAL REDEMPTION                                                      APPLICABILITY OF
ISIN:                      PERCENTAGE:                        OPTIONAL PAYMENT                     MODIFIED PAYMENT UPON
                                                              CURRENCY:                            ACCELERATION OR
                                                                                                   REDEMPTION:
ORIGINAL ISSUE             APPLICABILITY OF ANNUAL
DATE:                      REDEMPTION PERCENTAGE              DESIGNATED EXCHANGE                  If yes, state Issue Price and
                           REDUCTION:                         RATE:                                each redemption date and
                                                                                                   redemption price:
MATURITY DATE:
                           If yes, state Annual Percentage    OPTION VALUE
                           Reduction:                         CALCULATION AGENT:                   DENOMINATIONS OF
INTEREST RATE:                                                                                     DEFINITIVE NOTES (if not as
                                                                                                   set forth herein):
                           OPTIONAL REPAYMENT                 INDEXED CURRENCY:
INTEREST                   DATE(S):
PAYMENT PERIOD:                                                                                    TAX REDEMPTION DATE:
                           INTEREST ACCRUAL DATE:             CURRENCY BASE RATE:

INTEREST                                                      AVAILABILITY OF
PAYMENT DATE(S):           OPTION ELECTION DATES:             REGISTERED NOTES:

                                                              IF THIS NOTE IS EXCHANGEABLE
                                                              DIRECTLY FOR DEFINITIVE NOTES,
                                                              INDICATE FORM(S) OF DEFINITIVE
                                                              NOTES:

     General Electric Capital Corporation, a New York corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to each of Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (the "Euroclear Operator"), and Clearstream Banking societe anonyme (formerly Cedelbank) ("Clearstream Luxembourg"), or any other recognized or agreed clearing system, with respect to that portion of this Note held for its account, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) specified in Schedule A hereto, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date).

     Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment, in each case, upon Certification. Upon the payment of interest on this Note, the Fiscal and Paying Agent (as defined below) shall cause Schedule A of this Note to be endorsed to reflect such payment of interest and the amount of interest so paid shall be noted. No payments on this Note will be made at any office or agency maintained by the Company in the United States for the payment of principal of, premium, if any, and interest, if any, on this Note, nor will any such payment be made by mail to an address in the United States or by transfer to an account maintained by the holder of this Note with a bank in the United States. Notwithstanding the foregoing, if this Note is payable in U.S. dollars and if payment in U.S. dollars of the full amount payable on this Note at the offices of all paying agencies outside the United States would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

     This Note is issued in bearer form and represents a portion of a duly authorized issue of Euro Medium-Term Notes of the Series specified above, issued under a second amended and restated fiscal and paying agency agreement, dated as of March 31, 1999 among the Company, GE Capital Australia, GE Capital Australia Funding Pty. Ltd., GE Capital Finance Australia, General Electric Capital Canada Inc., GE Capital Canada Funding Company, GE Card Services Canada Inc. (formerly GE Capital Canada Retailer Financial Services Company) and The Chase Manhattan Bank, London Branch, as fiscal agent and as principal paying agent (in such capacities, the "Fiscal and Paying Agent") (as amended and supplemented from time to time, the "Fiscal Agency Agreement"). The Notes are issuable in bearer form (the "Bearer Notes"), with interest coupons attached (except in the case of Bearer Notes in global form), and (if so provided above) are also issuable in fully registered form, without coupons (the "Registered Notes" and, together with the Bearer Notes, the "Notes"). Unless otherwise specified above, the definitive Bearer Notes, with interest coupons attached, are issuable in the denominations of 1,000 units, 10,000 units or 100,000 units of the Specified Currency indicated on the face hereof and the definitive Registered Notes are issuable in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof.

     Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Fixed Rate Bearer Note (the"Permanent Global Fixed Rate Bearer Note") (or if so specified above, the definitive Fixed Rate Bearer Notes or definitive Fixed Rate Registered Notes) to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Company and the holder
       ------- --------
hereof as if fully set forth herein.

     This Note is exchangeable in whole or from time to time in part for (i) an interest (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Note) in a single Permanent Global Fixed Rate Bearer Note or (ii) if so specified above, an equal principal amount of definitive Fixed Rate Bearer Notes and/or definitive Fixed Rate Registered Notes upon request of the Euroclear Operator or Clearstream Luxembourg, acting on behalf of the owner of a beneficial interest in the Note, to the Fiscal and Paying Agent only on or after the Exchange Date upon Certification to the effect that the Notes to be issued upon such exchange are not being acquired by or on behalf of a United States Person or, if a United States Person has a beneficial interest in the Notes, that such person is (i) a Qualifying Foreign Branch purchasing for its own account or for resale, (ii) a United States Person who acquires the Notes through a Qualifying Foreign Branch and who holds the obligation through such financial institution on the date of Certification, or
(iii) a financial institution who acquires the Notes for purposes of resale during the Restricted Period other than for purposes of resale directly or indirectly to a United States Person or to a person within the United States. Upon exchange of any portion of this Note for a Permanent Global Fixed Rate Bearer Note (or definitive Fixed Rate Bearer Notes and/or definitive Fixed Rate Registered Notes), the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent Global Fixed Rate Bearer Note (or definitive Fixed Rate Bearer Notes and/or definitive Fixed Rate Registered Notes), this Note shall in all respects be entitled to the same benefits under the Fiscal Agency Agreement as a duly authenticated and delivered definitive Note.

     If this Note is subject to a tax redemption or if all or any portion of the principal hereof is accelerated, each as described in the Fiscal Agency Agreement, payment of the amount due upon any such redemption or acceleration shall be subject to receipt of Certification.

     Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

     As used herein:

     (a) the term "Certification" means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator or Clearstream Luxembourg, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders;

     (b) the term "Qualifying Foreign Branch" means a branch of a United States financial institution, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv), located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition of purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended and the regulations thereunder;

     (c) the term "Restricted Period" with respect to each issuance means the period which begins on the earlier of the date on which the Company receives the proceeds of the sale of this Note with respect to its issuance or the first date on which this Note is offered to persons other than the Agents, and which ends 40 days after the date on which the Company receives the proceeds of the sale of this Note; provided that if this Note is held as part of an unsold allotment or
           --------
subscription, any offer or sale of this Note shall be deemed to be during the Restricted Period;

     (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

     (e) the term "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source; and

     (f) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                        GENERAL ELECTRIC CAPITAL
                                  CORPORATION



[SEAL]                        By:_______________________________________
                                 Title:

Attest:

By:_______________________
     Title



CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred
to in the within-mentioned Fiscal Agency Agreement.



THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Fiscal and Paying Agent

By:_______________________________
     Authorized Officer

                                                                      SCHEDULE A
                                                                      ----------

                             SCHEDULE OF EXCHANGES
                             ---------------------

     The Initial Principal Amount of this Note is _____________. The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Fixed Rate Bearer Note (or if so specified above, for definitive Notes) have been made:


========================================================================================================
                                   Principal (Face)/5/
                                   Amount Exchanged        Remaining Principal
                                   for Permanent           (Face)/5/ Amount        Notation made by
Date of Exchange                   Global Bearer           Outstanding             or on behalf of
or Interest         Payment of     Notes or                Following Such          Fiscal and Paying
Payment             Interest       Definitive Notes        Exchange                Agent
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
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========================================================================================================

 ___________________________________

/5/ To be used instead of "Principal" if the Note has a dual-currency or index feature.

                 [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
          HOLDER OF THE EUROCLEAR OPERATOR AND CLEARSTREAM LUXEMBOURG]

                                                                     EXHIBIT B-1
                                                                     -----------

                                  CERTIFICATE

                   ___________________________________________

                      General Electric Capital Corporation
                             Euro Medium-Term Notes
                  Represented by Temporary Global Note No. __.

     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and he District of Columbia) and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                                                                     EXHIBIT B-1
                                                                     -----------
                                                                          Page 2


     This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _______________, 19__
[To be dated no earlier than the 10th day before [insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date] [insert Exchange Date]]

                              [Name of Account Holder]

                              By:__________________________________
                                 (Authorized Signatory)

                              Name:
                              Title:

                      [FORM OF CERTIFICATE TO BE GIVEN BY
               THE EUROCLEAR OPERATOR AND CLEARSTREAM LUXEMBOURG]

                                                                     EXHIBIT B-2
                                                                     -----------

                                  CERTIFICATE

                    ___________________________________________

                      General Electric Capital Corporation
                             Euro Medium-Term Notes
                 Represented by Temporary Global Note No. ____.

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Exhibit B-1 to the Fiscal and Paying Agency Agreement, as of the date hereof, _____________ principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that
(a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                                                                     EXHIBIT B-2
                                                                     -----------
                                                                          Page 2



     We further certify (i) that we are not making available herewith for exchange any portion of the temporary global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith are no longer true and cannot be relied upon as the date hereof.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________________, 19__
[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date] [insert Exchange Date]]

                              [MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, BRUSSELS OFFICE,
                                as Operator of the Euroclear System]

                              [CLEARSTREAM                  LUXEMBOURG]
                              [OTHER CLEARANCE SYSTEM]

                              By:___________________________